Metalico, Inc.

FOR IMMEDIATE RELEASE

METALICO, INC. ANNOUNCES
TERMINATION OF AGREEMENT
TO PURCHASE ASSETS OF OHIO SCRAP CONCERN

CRANFORD, NJ, September 5, 2006 – Metalico, Inc. (AMEX: MEA), a scrap metal recycler and lead products fabricator, today announced that its Metalico Niles, Inc. subsidiary had terminated an agreement to purchase substantially all of the assets (other than real property interests) of Niles Iron & Metal Company, Inc. (“NIMCO”).

Under the terms of the agreement, either party had the right to terminate the agreement in the event that the closing of the transaction did not occur by August 31, 2006. The closing did not occur on or prior to August 31, 2006. Metalico Niles has received a letter from NIMCO’s counsel claiming that Metalico Niles is obligated to close under the Asset Purchase Agreement. However, Metalico Niles elected to terminate the agreement and delivered a written notice of termination to NIMCO’s counsel earlier today.

Metalico, Inc. is a holding company with operations in two business segments: ferrous and non-ferrous scrap metal recycling, and fabrication of lead-based products. Metalico operates six recycling facilities and six lead fabrication plants in six states. Metalico’s common stock is traded on the American Stock Exchange under the symbol MEA.

Forward-looking Statements

This news release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to Metalico’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Metalico’s control, including those risks detailed from time to time in Metalico’s filings with the Securities and Exchange Commission, including Metalico’s Annual Report on Form 10-K for the year ended December 31, 2005. These risks may cause Metalico’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Metalico assumes no obligation to update the information contained in this news release.

CONTACT: Metalico, Inc.

Carlos E. Agüero

Michael J. Drury

908-497-9610

FAX: 908-497-1097

info@metalico.com

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